Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2012, relating to the consolidated combined financial statements of Taomee Holdings Limited and its subsidiaries and variable interest entities, appearing in the Annual Report of Taomee Holdings Limited on Form 20-F for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

August 31, 2012